SECURITIES AND EXCHANGE COMMISSION
                     WASHINGTON, D.C.  20549

                            FORM 8-K/A


                 PURSUANT TO SECTION 13 OR 15(d)
              OF THE SECURITIES EXCHANGE ACT OF 1934

                          April 22, 1996
         Date of Report (Date of earliest event reported)



                        AMDAHL CORPORATION
      (Exact name of registrant as specified in its charter)

     Delaware            1-7713         94-1728548
     ---------------     -----------    -------------------
     (State of           (Commission    (I.R.S. Employer
      incorporation)      file no.)     Identification No.)

     1250 East Arques Avenue
     Sunnyvale, California                   94088-3470
     --------------------------------------------------
     (Address of principal executive offices)(Zip code)

     Registrant's telephone number:          (408) 746-6000

                          Not Applicable
  -------------------------------------------------------------
  (Former name or former address, if changed since last report)

ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION
AND EXHIBITS.

     (a)  FINANCIAL STATEMENTS OF BUSINESS ACQUIRED

(1)
TRECOM Business
Systems, Inc.
Financial Statements
December 31, 1995 and 1994

PRICE WATERHOUSE LLP


February 16, 1996

To the Board of Directors and Stockholders of TRECOM Business Systems, Inc.


In our opinion, the accompanying balance sheets and the related statements of operations and retained earnings and of cash flows present fairly, in all material respects, the financial position of TRECOM Business Systems, Inc. ("the Company") at December 31, 1995 and 1994, and the results of its operations and its cash flows for the years then ended in conformity with generally accepted accounting principles. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for the opinion expressed above.


/s/ Price Waterhouse LLP

TRECOM Business Systems, Inc.
Balance Sheets

                                                              December 31,
                                                     1995                    1994
                    Assets
Current assets:
  Cash and cash equivalents                    $            1,800,785   $              198,637
  Trade accounts receivable, less allowance for
   doubtful accounts of $250,000 and $100,000 in
   1995 and 1994, respectively                             34,203,540               21,193,784
  Other accounts receivable                                 1,092,817                  475,124
  Prepaid expenses                                            331,596                  351,920
  Prepaid income taxes (Note 5)                                     -                  134,543
  Deferred income taxes (Note 5)                            1,774,935                  676,421
                                                         ------------             ------------
   Total current assets                                    39,203,673               23,030,429

Fixed assets - net (Note 2)                                 4,248,678                2,798,817
                                                         ------------             ------------
   Total assets                                $           43,452,351   $           25,829,246
                                                         ============             ============

          Liabilities and Stockholders' Equity
Current liabilities:
  Notes payable and short-term
   borrowings (Note 3)                         $           12,550,558   $            7,423,158
  Accounts payable and accrued expenses (Note 4)           13,528,364                9,516,429
  Income taxes payable (Note 5)                             1,136,135                        -
  Deferred revenue (Note 1)                                 1,823,000                1,483,000
                                                         ------------             ------------
   Total current liabilities                               29,038,057               18,422,587

Notes payable (Note 3)                                              -                  225,000
Deferred income taxes (Note 5)                                160,588                   10,073
                                                         ------------             ------------
       Total liabilities                                   29,198,645               18,657,660
                                                         ------------             ------------

Stockholders' equity:
  Common stock, $0.01 par value; 1,500,000
   shares authorized; 520,000 shares issued
   and outstanding in 1995 and 1994                             5,200                    5,200
  Class A stock, $0.01 par value; 1,500,000
   shares authorized; 684,909 and 622,934 shares
   issued and outstanding in 1995 and
   1994, respectively                                           6,849                    6,229
  Capital in excess of par value                            1,116,018                  718,009
  Retained earnings                                        13,125,639                6,442,148
                                                         ------------             ------------
   Total stockholders' equity                              14,253,706                7,171,586
                                                         ------------             ------------
   Total liabilities and stockholders' equity  $           43,452,351   $           25,829,246
                                                         ============             ============


See accompanying notes to financial statements.

TRECOM Business Systems, Inc.
Statement of Operations and Retained Earnings

                                                        Year Ended December 31,
                                                               1995                     1994
Revenue from services                          $          133,796,870   $           87,408,028
Revenue from reimbursable expenses                          5,538,178                1,723,201
                                                         ------------             ------------
   Total revenues                                         139,335,048               89,131,229
                                                         ------------             ------------

Cost of services                                           82,485,270               52,880,491
Direct reimbursable expenses                                4,520,891                1,737,721
                                                         ------------             ------------
   Total cost of sales                                     87,006,161               54,618,212
                                                         ------------             ------------

Gross margin                                               52,328,887               34,513,017
                                                         ------------             ------------

Selling, general and administrative expenses               37,221,367               26,934,184
Nondirect labor costs                                       2,498,437                1,934,752
Interest expense                                            1,147,725                  603,342
                                                         ------------             ------------
                                                           40,867,529               29,472,278
                                                         ------------             ------------


Income before taxes                                        11,461,358                5,040,739

Provision for income taxes (Note 5)                         4,777,867                2,281,811
                                                         ------------             ------------

Net income                                                  6,683,491                2,758,928

Retained earnings at beginning of year                      6,442,148                3,683,220
                                                         ------------             ------------

Retained earnings at end of year               $           13,125,639   $            6,442,148
                                                         ============             ============


See accompanying notes to financial statements.

TRECOM Business Systems, Inc.
Statement of Cash Flows


                                                        Year Ended December 31,
                                                                1995                    1994
Cash flows from operating activities:
  Net income                                   $            6,683,491   $            2,758,928
  Adjustments to reconcile net income to
   net cash provided by operating activities
   Depreciation and amortization                            1,244,707                  754,503
   Changes in assets and liabilities
    Increase in trade accounts receivable                 (13,009,756)              (6,311,370)
    Increase in other accounts receivable                    (617,693)                (270,594)
    Decrease (increase) in prepaid expenses                    20,324                 (189,520)
    Decrease (increase) in prepaid income taxes               134,543                 (134,543)
    Increase in deferred income taxes                        (947,999)                (150,000)
    Increase in accounts payable and
     accrued expenses                                       3,681,935                2,451,919
    Increase (decrease) in income taxes payable             1,136,135                 (380,200)
    Increase in deferred revenue                              340,000                  716,000
                                                         ------------             ------------
   Net cash used in operating activities                   (1,334,313)                (754,877)
                                                         ------------             ------------

Cash flows from investing activities:
  Fixed assets additions, net                              (2,364,568)              (1,805,028)
                                                         ------------             ------------
   Net cash used in investing activities                   (2,364,568)              (1,805,028)
                                                         ------------             ------------

Cash flows from financing activities:
  Receipts of short-term borrowings, net                    5,100,000                1,906,070
  Sale of Class A stock                                       215,593                  245,903
  Repurchase of Class A stock                                 (14,564)                 (22,732)
                                                         ------------             ------------
   Net cash provided by financing activities                5,301,029                2,129,241
                                                         ------------             ------------

Net increase (decrease) in cash and
  cash equivalents                                          1,602,148                 (430,664)

Cash and cash equivalents- beginning of year                  198,637                  629,301
                                                         ------------             ------------
Cash and cash equivalents- end of year         $            1,800,785   $              198,637
                                                         ============             ============

Supplemental disclosure:
  Interest paid                                $            1,076,725   $              615,307
                                                         ============             ============
  Taxes paid                                   $            4,455,188   $            2,946,554
                                                         ============             ============


Noncash financing activities:
  During 1995 and 1994 the Company exchanged 31,500 and 24,334 shares of Class A stock at
  $6.27 and $3.86 per share for notes payable totalling $197,600 and $93,930, respectively.


See accompanying notes to financial statements.

TRECOM Business Systems, Inc.
Notes to Financial Statements
December 31, 1995 and 1994

1.   Nature of Business and Significant Accounting Policies

     The Company

     TRECOM Business Systems, Inc. (the Company), a Delaware company, was incorporated and commenced operations on January 16, 1985. The Company's business is to provide computer consulting services, information systems outsourcing services, and custom software services to entities located primarily in the eastern United States.

     Fixed Assets

     Fixed assets are carried at cost. Depreciation and amortization are determined using accelerated methods over the estimated useful lives of the assets or, in the case of leasehold improvements, straight-line over the shorter of the estimated useful life of the improvements or the remaining term of the respective leases.

     Revenue Recognition

     Revenues are recognized, using the percentage of completion method, as the services are performed. Labor costs of consultants incurred in providing services to customers are recorded as cost of services. Labor costs incurred for consultants not assigned to customer projects are recorded as nondirect labor costs. Direct reimbursable expenses are billable to customers when incurred.

     Deferred revenue at December 31, 1995 and 1994 represents billings to customers under fixed price contracts which have not been earned by the Company under its revenue recognition policy.

     Cash Flows

     For purposes of preparing its Statement of Cash Flows, the Company's cash and cash equivalents are defined as cash and overnight deposits, and investments with an original maturity of less than three months.

     Income Taxes

     Deferred tax liabilities or assets reflect the impact of temporary differences between amounts of assets and liabilities for financial and tax reporting. Such amounts are subsequently adjusted, as appropriate, to reflect changes in tax rates expected to be in effect when the temporary differences reverse. A valuation allowance is established for any deferred tax asset for which realization is not likely.

     Use of Estimates

     The preparation of financial statements in accordance with generally accepted accounting principles requires the use of estimates by management, primarily in the area of bad debt reserves, deferred income taxes, medical self-insurance reserves and certain other reserves.

TRECOM Business Systems, Inc.
Notes to Financial Statements
December 31, 1995 and 1994

2.   Fixed Assets

     Fixed assets are comprised of the following:

                                                      December 31,
                                           1995                         1994
Leasehold improvements           $           1,258,003          $            728,749
Furniture and fixtures                       2,107,797                     1,453,266
Computers and office equipment               4,723,389                     3,212,606
                                           -----------                   -----------
                                             8,089,189                     5,394,621

Less: Accumulated depreciation
  and amortization                           3,840,511                     2,595,804
                                           -----------                   -----------
                                 $           4,248,678          $          2,798,817
                                           ===========                   ===========

3.   Short-Term and Long-Term Borrowings

     Short-term and long-term borrowings are comprised of the following:

                                                     December 31,
                                           1995                     1994
Borrowings under line of
  credit arrangements            $          12,100,000          $          7,000,000
Notes payable to stockholders
  maturing at various dates
  through December 1996 and
  bearing rates of interest of
  9% and 10%                                   450,558                       423,158
                                           -----------                   -----------
                                            12,550,558                     7,423,158

Notes payable to stockholders
  maturing in January and
  March 1996 and bearing rates
  of interest of 9% and 10%                          -                       225,000
                                           -----------                   -----------
                                 $          12,550,558          $          7,648,158
                                          ============                   ===========

     Borrowings under line of credit arrangements represent borrowings by the Company from Morgan Guaranty Trust Company of New York ("Morgan") and PNC Bank ("PNC") at December 31, 1995 and 1994 under aggregate line of credit facilities of $20,000,000 and $10,000,000 at December 31, 1995 and 1994,
     respectively. The Morgan borrowings bear interest at the prime interest rate (8.5% at December 31, 1995) plus one half of 1%. The PNC borrowings bear interest at LIBOR (5.44% at December 31, 1995) plus 2% and are due up to one year from the date of the borrowings, at which time the Company must repay or refinance the borrowings. The borrowings are collateralized by the accounts receivable of the Company and are supported by the personal guarantees of two of the Company's stockholders. The borrowings are senior to the notes payable to stockholders. The Company paid commitment fees of $62,500 in 1995 to revise the Lines of credit.

TRECOM Business Systems, Inc.
Notes to Financial Statements
December 31, 1995 and 1994

     The line of credit facilities require the Company to maintain certain financial ratios and restricts the payment of dividends to stockholders. At December 31, 1995, the Company was in compliance with the various covenants and requirements under its line of credit agreements. The Morgan and PNC line of credit facilities expire on May 1, 1997 and May 31, 1997, respectively, at which time the Company plans on extending or refinancing the debt.

4.   Accounts Payable and Accrued Expenses

     Accounts payable and accrued expenses consist of the following:

                                                       December 31,
                                          1995                          1994
Accrued employees' compensation,
  related withholdings and
  benefits                       $           9,657,359          $          8,512,688
Agency fees for the hire of
  personnel                                    254,018                       258,685
Accounts payable                             2,349,423                       530,628
Other                                        1,267,564                       214,428
                                           -----------                   -----------
                                 $          13,528,364          $          9,516,429
                                           ===========                   ===========

     The Company sponsors a savings plan for eligible employees.
     The cost of the savings plan amounted to $675,000 and $496,000 in 1995 and 1994, respectively.

5.   Income Taxes

     The components of the income tax expense for the years ended
     December 31, 1995 and 1994 are summarized as follows:

                                                1995               1994
Current - Federal                $           4,430,071        $          1,757,450
Current - State                              1,295,795                     674,361
Deferred- Federal                             (743,140)                   (108,000)
Deferred- State                               (204,859)                    (42,000)
                                           -----------                 -----------
                                 $           4,777,867        $          2,281,811
                                           ===========                 ===========

TRECOM Business Systems, Inc.
Notes to Financial Statements
December 31, 1995 and 1994

     Deferred tax assets (liabilities) arise due to the recognition of income and expense items for tax purposes in periods which differ from those used for financial statement purposes. The Company has recorded at full value those deferred tax assets which are expected to be realized. At December 31, 1995 and 1994, deferred tax assets and liabilities are comprised of the following:

                                                1995                       1994
Current deferred tax asset:
  Accrued vacation               $             855,386        $            633,421
  Book asset writeoffs                         577,060                           -
  Other reserves                               234,989                           -
  Bad debt reserve                             107,500                      43,000
                                           -----------                 -----------
                                             1,774,935                     676,421

Noncurrent deferred tax liability:
  Depreciation                                (160,588)                    (10,073)
                                           -----------                 -----------
Net deferred tax asset                     $ 1,614,347                   $ 666,348
                                           ===========                 ===========

     A reconciliation of the income tax expense on income per the U.S. federal statutory rate to the reported income tax expense follows:

                                               1995                1994
U.S. federal statutory rate
  applied to pretax income       $            3,908,323       $             1,713,851
State income tax, net of
  federal benefit                               694,879                       445,078
Non-deductible meal and other
  entertainment expenses                        169,688                       127,131
Other                                             4,977                        (4,249)
                                            -----------                   -----------
Net deferred tax asset           $            4,777,867       $             2,281,811
                                            ===========                   ===========

6.   Capital

The following stock transactions occurred during 1995 and 1994:

                                                                               Class A
                                                      Common Stock         Nonvoting Stock         Paid in
                                                                  Par                   Par      Excess of
                                                    Shares      Value      Shares     Value      Par Value
Beginning balance January 1, 1994                  520,000    $ 5,200     565,350   $ 5,654      $ 495,413
Sale of Class A nonvoting stock at
  $3.886 per share                                       -          -      63,284       632        245,271
Repurchase of Class A nonvoting stock
  at $3.988 per share (originally sold
  at $.0509 per share)                                   -          -      (5,700)      (57)       (22,675)
                                                   -------    -------     -------   -------      ---------
Ending balance December 31, 1994                   520,000    $ 5,200     622,934   $ 6,229      $ 718,009
                                                   =======    =======     =======   =======      ==========

Sale of Class A nonvoting stock at
  $6.439 per share                                       -    $     -      64,075   $   641      $ 412,552
Repurchase of Class A nonvoting stock
  at $6.935 per share (originally sold
  at $1.157 per share)                                   -          -      (2,100)      (21)       (14,543)
                                                   -------   --------     -------   -------     ----------
Ending balance at December 31, 1995                520,000   $  5,200     684,909   $ 6,849     $1,116,018
                                                   =======   ========     =======   =======     ==========

     Class A nonvoting stock is cancelled upon repurchase. No dividends can be paid on Class A nonvoting stock, which can be held only by employees of the Company. If employees are terminated, the Company has the option to repurchase their shares at the greater of the current net book value amount or the original amount at which the shares were purchased by the employee.

7.   Significant Business

     The Company operates under various projects, both long and short term, with a number of customers. At times, one or two customers constitute a significant portion of revenue and income recorded by the Company in a given year. Future revenue is predicated upon renewal of such projects or the attainment of significant new projects.

     As of and for the year ended December 31, 1995, three customers accounted for 51% and 52% of the Company's sales and accounts receivable. As of and for the year ended December 31, 1994, two customers accounted for 33% and 36% of the Company's sales and accounts receivable. These customers operate primarily in the telecommunications industry.

TRECOM Business Systems, Inc.
Notes to Financial Statements
December 31, 1995 and 1994

8.   Commitments

     The Company leases its office space under noncancellable operating lease agreements. Future minimum rental payments under such leases are as follows:

1996                                                     $  2,644,000
1997                                                        2,595,000
1998                                                        2,035,000
1999                                                          901,000
2000                                                          267,000
                                                          ------------
                                                         $  8,442,000
                                                          ============

     Total rental expense for the years ended December 31, 1995 and 1994 aggregated $2,446,932 and $1,503,349, respectively.

     The Company is contingently liable under outstanding letters of credit aggregating approximately $131,000.

(2)
TRECOM Business Systems, Inc.
Financial Statements
March 31, 1996 and 1995

Certain information and footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted pursuant to the Securities and Exchange Commission rules and regulations. The following financial statements should be read in conjunction with Trecom Business Systems, Inc.'s (Trecom's) audited financial statements and related notes for the periods ended December 31, 1995 and December 31, 1994.

The results of operations for the three months ended March 31, 1996 are not necessarily indicative of results for the entire year ending December 31, 1996.

TRECOM Business Systems, Inc.
Balance Sheet
(Unaudited)
                                                       March 31, 1996
                    Assets
Current assets:
  Cash and cash equivalents                    $              731,442
  Trade accounts receivable, less allowance for
   doubtful accounts of $425,000                           38,189,955
  Other accounts receivable                                 1,053,071
  Prepaid expenses                                            263,054
  Prepaid income taxes                                      2,901,118
  Deferred income taxes                                     2,021,967
                                                         ------------
   Total current assets                                    45,160,607

Fixed assets - net                                          4,079,145
                                                         ------------
   Total assets                                $           49,239,752
                                                         ============

          Liabilities and Stockholders' Equity
Current liabilities:
  Notes payable and short-term
   borrowings                                  $           15,350,558
  Accounts payable and accrued expenses                    15,806,068
 Deferred revenue                                           2,444,386
                                                         ------------
   Total current liabilities                               33,601,012

Deferred income taxes                                         159,576
                                                         ------------
   Total liabilities                                       33,760,588
                                                         ------------

Stockholders' equity:
  Common stock, $0.01 par value; 1,500,000
   shares authorized; 520,000 shares issued
   and outstanding at March 31, 1996                            5,200
  Class A stock, $0.01 par value; 1,500,000
   shares authorized; 755,549 shares issued
   and outstanding at March 31, 1996                            7,555
  Capital in excess of par value                            8,389,820
  Retained earnings                                         7,076,589
                                                         ------------
   Total stockholders' equity                              15,479,164
                                                         ------------
   Total liabilities and stockholders' equity  $           49,239,752
                                                         ============


See accompanying notes to financial statements.

TRECOM Business Systems, Inc.
Statements of Operations
(Unaudited)
                                                     Three Months Ended March 31,
                                                               1996                     1995
Revenue from services                          $           37,346,949   $           28,467,984
Revenue from reimbursable expenses                            501,222                1,217,040
                                                         ------------             ------------
   Total revenues                                          37,848,171               29,685,024
                                                         ------------             ------------

Cost of services                                           23,446,849               17,201,166
Direct reimbursable expenses                                  368,425                1,210,383
                                                         ------------             ------------
   Total cost of sales                                     23,815,274               18,411,549
                                                         ------------             ------------

Gross margin                                               14,032,897               11,273,475
                                                         ------------             ------------

Selling, general and administrative expenses               14,228,692                7,791,267
Compensation charge related to stock purchases              6,438,837                        -
Nondirect labor costs                                       1,646,290                1,049,226
Interest expense                                              307,679                  235,953
                                                         ------------             ------------
                                                           22,621,498                9,076,446
                                                         ------------             ------------


Income (loss) before taxes                                 (8,588,601)               2,197,029

Provision for (benefit from) income taxes                  (2,539,552)               1,020,932
                                                         ------------             ------------

Net income(loss)                               $           (6,049,049)  $            1,176,097
                                                         ============             ============


See accompanying notes to financial statements.

TRECOM Business Systems, Inc.
Statement of Cash Flows
(Unaudited)

                                                     Three Months Ended March 31,
                                                               1996                     1995
Cash flows from operating activities:
  Net income (loss)                            $           (6,049,049)  $            1,176,097
  Adjustments to reconcile net income (net loss)
   to net cash provided by operating activities:
    Depreciation and amortization                             437,659                  275,609
    Compensation expense related to stock
     purchases                                              6,438,837                        -
    Changes in assets and liabilities:
     Increase in trade accounts receivable                 (3,986,415)              (7,250,443)
     Decrease (increase) in other accounts
       receivable                                              39,746                 (313,866)
     Decrease in prepaid expenses                              68,542                   56,993
     (Increase) decrease in prepaid income taxes           (2,901,118)                 134,543
     Increase in deferred income taxes                       (248,044)                       -
     Increase (decrease) in accounts payable and
       accrued expenses                                     2,277,704                  (14,363)
     (Decrease) increase in income taxes payable           (1,136,135)                 825,347
     Increase in deferred revenue                             621,386                1,159,753
                                                         ------------             ------------
    Net cash used in operating activities                  (4,436,887)              (3,950,330)
                                                         ------------             ------------

Cash flows from investing activities:
  Fixed assets additions, net                                (268,126)                (674,243)
                                                         ------------             ------------
   Net cash used in investing activities                     (268,126)                (674,243)
                                                         ------------             ------------

Cash flows from financing activities:
  Receipts of short-term borrowings, net                    2,800,000                4,869,042
   Sale of Class A stock                                      835,670                        -
   Repurchase of Class A stock                                      -                   (1,643)
                                                         ------------             ------------
   Net cash provided by financing activities                3,635,670                4,867,399
                                                         ------------             ------------

Net (decrease) increase in cash and
   cash equivalents                                        (1,069,343)                 242,826

Cash and cash equivalents- beginning of period              1,800,785                  198,637
                                                         ------------             ------------
Cash and cash equivalents- end of period       $              731,442   $              441,463
                                                         ============             ============

Supplemental disclosure:
   Interest paid                               $              281,336   $              163,825
                                                         ============             ============
   Taxes paid                                  $            1,691,146   $               38,679
                                                         ============             ============



See accompanying notes to financial statements.

TRECOM Business Systems, Inc.
Notes to Financial Statements
March 31, 1996 and 1995

SUBSEQUENT EVENT - ACQUISITION

On April 22, 1996 Amdahl Corporation (Amdahl) completed the acquisition of Trecom, pursuant to an Agreement and Plan of Merger dated April 2, 1996, with the result that Trecom became a wholly owned subsidiary of Amdahl (the "Merger"). Upon consummation of the Merger, each outstanding share of Trecom Common Stock, par value $.01 per share, and Trecom Class A Non-Voting Stock, par value $.01 per share, was converted into the right to receive (a) $102.98 in cash, payable as follows:
(i) $51.85 which was paid in April 1996 (the "April 1996 Payment") and (ii) $51.13 which is due to be paid, without interest, in April 1997 (the "April 1997 Payment") and (b) up to an additional $1.57, all or part of which will become payable in the event that Trecom achieves certain financial goals in the one year period ending March 31, 1997 (the "Contingent Payment"). Approximately $54 million of the April 1997 Payment and the Contingent Payment have been secured by a letter of credit issued by Fleet National Bank.

In April 1996 Amdahl also paid down approximately $15 million of Trecom's outstanding debt.

COMPENSATION CHARGE

In the first quarter of 1996 Trecom incurred a non-recurring, non-cash compensation charge of $6,438,837, which represented the difference between the purchase price and the fair market value of Trecom stock purchased by employees in the first quarter of 1996.
(b)    PRO FORMA FINANCIAL INFORMATION

  The following unaudited pro forma combined financial statements give effect to the Merger under the purchase method of accounting. The pro forma combined balance sheet assumes the Merger took place on March 29, 1996 and combines Amdahl's unaudited consolidated balance sheet with Trecom's unaudited balance sheet at that date. The pro forma combined statements of operations assume that the Merger took place as of the beginning of each of the periods presented and combine Amdahl's consolidated statement of operations for the year ended December 29, 1995 and Amdahl's unaudited consolidated statement of operations for the three months ended March 29, 1996 with the statement of operations of Trecom for the year ended December 31, 1995 and the unaudited statement of operations of Trecom for the three months ended March 31, 1996.

  The charge of $20,700,000 resulting from purchased engineering and development costs has been reflected in stockholders' equity in the pro forma combined balance sheet at March 29, 1996. This same charge has been excluded from the pro forma combined statements of operations for the year ended December 29, 1995 and the three months ended March 29, 1996.

  The pro forma information is presented for illustrative purposes only and is not necessarily indicative of operating results or financial position that would have occurred if the Merger had been consummated as of the dates indicated, nor is it necessarily indicative of future operating results or financial position.

  These pro forma combined financial statements should be read in conjunction with the historical consolidated financial statements and the related notes of Amdahl, which were previously reported in Amdahl's 1995 Annual Report to Stockholders and Amdahl's Quarterly Report on Form 10-Q for the fiscal quarter ended March 29, 1996, and of Trecom (see Item
  7(a)).

                    AMDAHL AND TRECOM PRO FORMA COMBINED BALANCE SHEET
                                      MARCH 29, 1996
                                      (In thousands)
                                        (Unaudited)

                                             Historical    Historical          Pro Forma           Pro Forma
                                                 Amdahl        Trecom        Adjustments            Combined
                                            ----------     ----------   -----------------          ---------
Assets
Current Assets:
  Cash and cash equivalents        $            172,518   $        731  $                         $  173,249
  Short-term investments                        390,279              -          (135,792)(a)(b)      254,487
  Restricted cash and investments                     -              -            54,304    (b)       54,304
  Receivables, net                              274,693         39,244                               313,937
  Inventories                                   270,680              -                               270,680
  Prepaid expenses and deferred
    tax assets                                   84,150          5,186                                89,336
                                             ----------     ----------        ----------           ---------
    Total current assets                      1,192,320         45,161           (81,488)          1,155,993
                                             ----------     ----------        ----------          ----------
Long-term receivables and other
  assets                                         30,142              -                                30,142
Property and equipment                        1,027,696          8,357            (4,278)(d)       1,031,775
Less - accumulated depreciation
  and amortization                              746,811          4,278            (4,278)(d)         746,811
                                             ----------     ----------        ----------          ----------
  Property and equipment, net                   280,885          4,079                 -             284,964

Excess of cost over net assets
  acquired, net                                 105,669              -            93,642 (d)         199,311
                                             ----------     ----------        ----------          ----------
                                   $          1,609,016   $     49,240  $         12,154          $1,670,410
                                             ==========     ==========        ==========          ==========

Liabilities and Stockholders' Equity
Current liabilities:
  Notes payable and short-term
    debt                           $             22,275   $     15,351  $        (15,351)(a)          22,275
  Short-term debt - stockholder
    (Fujitsu Limited)                            80,000              -                                80,000
  Accounts payable                               99,656          3,270                               102,926
  Accounts payable - stockholder
    (Fujitsu Limited)                            24,646              -                                24,646
  Acquisition price payable                           -              -            62,084 (c)          62,084
  Accrued liabilities                           398,685         14,980             1,600 (d)         415,265
                                             ----------     ----------        ----------          ----------
    Total current liabilities                   625,262         33,601            48,333             707,196

Long-term liabilities                            41,903              -                                41,903

Deferred income taxes                            49,726            160                                49,886

Stockholders' equity                            892,125         15,479           (36,179)(d)         871,425
                                             ----------     ----------        ----------          ----------
                                   $          1,609,016   $     49,240  $         12,154          $1,670,410
                                             ==========     ==========        ==========          ==========

See accompanying notes to the pro forma combined financial statements.

               AMDAHL AND TRECOM PRO FORMA COMBINED STATEMENT OF OPERATIONS
                           FOR THE YEAR ENDED DECEMBER 29, 1995
                           (In thousands, except per share data)
                                        (Unaudited)


                                    Historical   Historical          Pro Forma     Pro Forma
                                        Amdahl       Trecom        Adjustments      Combined
                                    ----------   ----------  -----------------     ---------
Revenues
Equipment sales                    $   803,567  $         -  $                   $   803,567
Service, software and other            712,821      139,335                          852,156
                                    ----------   ----------    ----------         ----------
                                     1,516,388      139,335                        1,655,723
                                    ----------   ----------    ----------         ----------

Cost of Revenues
Equipment sales                        540,541            -                          540,541
Service, software and other            419,046       87,006                          506,052
                                    ----------   ----------    ----------         ----------
                                       959,587       87,006                        1,046,593
                                    ----------   ----------    ----------         ----------
   Gross margin                        556,801       52,329                          609,130
                                    ----------   ----------    ----------         ----------
Operating Expenses
   Engineering and development         149,610            -                          149,610
   Marketing, general and
     administrative                    370,771       39,720         3,715 (e)        414,206
   Purchased in-process
     engineering and development        27,296            -                           27,296
                                    ----------   ----------    ----------         ----------
                                       547,677       39,720         3,715            591,112
                                    ----------   ----------    ----------         ----------
   Income from operations                9,124       12,609        (3,715)            18,018
                                    ----------   ----------    ----------         ----------

Interest
Income                                  51,334            -        (4,911)(f)         46,423
Expense                                (10,481)      (1,148)       (2,763)(g)        (14,392)
                                    ----------   ----------    ----------         ----------
                                        40,853       (1,148)       (7,674)            32,031
                                    ----------   ----------    ----------         ----------
  Income before provision
    for income taxes                    49,977       11,461       (11,389)            50,049

Provision for income taxes              21,450        4,778        (3,146)(h)         23,082
                                    ----------   ----------    ----------         ----------
  Net income                           $28,527   $    6,683  $     (8,243)      $     26,967
                                    ==========   ==========    ==========         ==========

Earnings per share                 $      0.24                                  $       0.22

Shares used to compute per
  share data                       120,383,000                                   120,383,000


See accompanying notes to the pro forma combined financial statements.

               AMDAHL AND TRECOM PRO FORMA COMBINED STATEMENT OF OPERATIONS
                         FOR THE THREE MONTHS ENDED MARCH 29, 1996
                           (In thousands except per share data)
                                        (Unaudited)


                                    Historical   Historical          Pro Forma     Pro Forma
                                        Amdahl       Trecom        Adjustments      Combined
                                    ----------   ----------  -----------------     ---------
Revenues
Equipment sales                    $    94,464   $        -  $                    $   94,464
Service, software and other            222,564       37,347                          259,911
                                    ----------   ----------    ----------         ----------
                                       317,028       37,347                          354,375
                                    ----------   ----------    ----------         ----------

Cost of Revenues
Equipment sales                         85,584            -                           85,584
Service, software and other            158,862       23,314                          182,176
                                    ----------   ----------    ----------         ----------
                                       244,446       23,314                          267,760
                                    ----------   ----------    ----------         ----------
   Gross margin                         72,582       14,033                           86,615
                                    ----------   ----------    ----------         ----------

Operating Expenses
   Engineering and development          30,563            -                           30,563
   Marketing, general and
     administrative                     96,353       22,316        (1,165)(e)        117,504
                                    ----------   ----------    ----------         ----------
                                       126,916       22,316        (1,165)           148,067
                                    ----------   ----------    ----------         ----------
   Income (loss) from operations       (54,334)      (8,283)        1,165            (61,452)
                                    ----------   ----------    ----------         ----------

Interest
Income                                   8,396            3         (1,101)(f)         7,298
Expense                                 (2,216)        (308)          (511)(g)        (3,035)
                                    ----------   ----------     ----------        ----------
                                         6,180         (305)        (1,612)            4,263
                                    ----------   ----------     ----------        ----------
   Income before provision for
     (benefit from) income taxes       (48,154)      (8,588)          (447)          (57,189)

Provision for (benefit from)
  income taxes                          (9,631)      (2,539)           200 (h)       (11,970)
                                    ----------   ----------     ----------        ----------
   Net income                      $   (38,523)  $   (6,049) $        (647)    $     (45,219)
                                    ==========   ==========     ==========        ==========


Loss per share                     $     (0.32)                                $       (0.38)

Shares used to compute per
  share data                       119,566,000                                   119,566,000


See accompanying notes to the pro forma combined financial statements.

                        AMDAHL AND TRECOM
         NOTES TO PRO FORMA COMBINED FINANCIAL STATEMENTS
                           (Unaudited)

(a) Represents cash and investments used on the acquisition date to fund the first acquisition payment, which aggregated approximately $66 million, and the paydown of Trecom's outstanding debt of approximately $15 million.

(b) Reclassification of restricted cash and investments, to be used for paying a portion of the second acquisition payment and Contingent Payment (if contingency is removed.)

(c) Represents the present value of the second acquisition payment, due one year from the date of the acquisition. The
Contingent Payment is not included in this amount.

(d) Estimated valuation adjustments of Trecom assets and liabilities resulting from the preliminary allocation of the purchase price, elimination of stockholders' equity and the $20,700,000 charge taken at the time of acquisition for purchased engineering and development expenses. The aggregate purchase price (including acquisition costs and excluding the Contingent Payment) is estimated to be approximately $130 million.

(e) Reversal of acquisition expenses of approximately $2,100,000 (investment banker charges) recorded by Trecom in their historical statement of operations for the three months ended March 31, 1996, net of amortization of the excess of cost over net assets acquired assuming the acquisition had taken place on the first day of the period presented. Excess of cost over net assets acquired is being amortized by the straight-line method over twenty-five years.

(f) Reduction of interest income due to the use of cash and investments to fund the acquisition and to pay down Trecom's outstanding debt.

(g) Imputed interest expense associated with the acquisition price payable, net of the reduction of interest expense associated with the paydown of Trecom's debt at the date of acquisition.

(h) Income tax effects of pro forma adjustments computed using the combined federal and state statutory rate of 41%.

(c) EXHIBITS.

    Item Description
    ---- -----------
    *2        Agreement and Plan of Merger dated April 2, 1996.

     4        Restated Certificate of Incorporation of Trecom
              Business Systems, Inc.

      *Filed herewith

                            SIGNATURES



Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this amendment to this report to be signed on its behalf by the undersigned thereunto duly authorized.





                                   AMDAHL CORPORATION

Date:     July 3, 1996        By:  /s/ Ernest B. Thompson
          ------------             -----------------------
                                   Ernest B. Thompson
                                   Vice President and Controller
                                   (Principal Accounting Officer)

                          EXHIBIT INDEX

    Item      Description
    ----      -----------
    2         Agreement and Plan of Merger dated April 2, 1996.